Exhibit 10.3
ADDITIONAL BANK ASSUMPTION AGREEMENT
     This Additional Bank Assumption Agreement (this “Assumption Agreement”) is made as of December 20, 2007, by and among Wachovia Bank, N. A. (the “Additional Bank”), Forest City Rental Properties Corporation (the “Borrower”) and KeyBank National Association, in its capacity as administrative agent (the “Agent”) under the Credit Agreement (as defined below) on behalf of the Banks (as defined in the Credit Agreement).
W I T N E S S E T H:
     WHEREAS, the Borrower, the Agent, National City Bank, as syndication agent, Bank of America, N. A. and LaSalle Bank National Association, as co-documentation agents, and the Banks are parties to that certain Amended and Restated Credit Agreement, dated as of June 6, 2007 (as the same may be amended, restated, or otherwise modified from time to time, being herein called the “Credit Agreement”), pursuant to the terms and conditions of which the Agent and the Banks have agreed to make Loans to the Borrower, and the Agent has agreed to issue letters of credit for the account of the Borrower on behalf of the Banks. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement; and
     WHEREAS, pursuant to Section 5.07(a) of the Credit Agreement, the Borrower has requested the Agent to increase the Total Revolving Loan Commitments; and
     WHEREAS, in connection with the requested increase of the Total Revolving Loan Commitments, the Additional Bank has requested that, effective on the date of this Assumption Agreement (the “Assumption Effective Date”), the Additional Bank shall be designated a Bank under the Credit Agreement and shall be bound thereby as if it were an original signatory thereto; and
     WHEREAS, the Borrower and the Agent are willing to permit the Additional Bank to become a Bank under the Credit Agreement with all of the rights and obligations of a Bank thereunder, and this Assumption Agreement is being executed and delivered in consideration of the financial accommodations, if any, granted by the Agent and the Banks and for other valuable consideration;
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed as follows:
     1. On and after the Assumption Effective Date, the Additional Bank hereby assumes the obligation, during the Commitment Period, to make Revolving Loans and participate in Swing Loans and letters of credit, subject to the terms and conditions of the Credit Agreement, in an aggregate amount not to exceed Sixty Million Dollars ($60,000,000.00). After giving effect to such assumption, as of the Assumption Effective Date, the Additional Bank’s Commitment and the amount of the Revolving Loans owing to the Additional Bank will be as set forth in Item 2(A) and Item 2(B) of Schedule 1, respectively.
     2. On and after the Assumption Effective Date, the Additional Bank shall become and thereafter be deemed a “Bank” for the purposes of the Credit Agreement and all Related Writings and shall be bound thereby and obtain the benefits thereof as if it were an original signatory thereto. On and after the Assumption Effective Date, the Additional Bank shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assumed hereby. The Additional Bank hereby irrevocably designates and appoints KeyBank National Association as the Agent for the Additional Bank to act as specified in the Credit Agreement and irrevocably authorizes KeyBank National Association to take such action as the Agent on its behalf and to exercise such powers and perform such duties under the Credit Agreement as are expressly delegated to the Agent by the terms of the Credit Agreement or any Related Writing, together with such other powers as are reasonably related thereto.
     3. From and after the Assumption Effective Date, the Agent shall make all payments under the Credit Agreement and the Revolving Loan Notes in respect of the interest assumed hereby (including, without limitation, all payments of principal, interest, commitment fees and letter of credit fees with respect thereto) to the Additional Bank. All notices, requests, demands and other communications provided for under the Credit Agreement and Related Writings to the Additional Bank, that are to be mailed or delivered to it, shall be addressed to it at the address specified on Schedule 1 attached hereto (which address shall, for purposes of Section 13.03 of the Credit Agreement and Section 13 of the Guaranty, be deemed to be the address of the Additional Bank set forth on the signature pages to the Credit Agreement), or at such other address as shall be designated by the Additional Bank in accordance with Section 13.03 of the Credit Agreement.
     4. The Additional Bank (a) represents and warrants that it is a commercial bank, financial institution, mutual fund or institutional “accredited investor” (as defined in Regulation D of the Securities Act of 1933, as amended); (b) confirms that it has received a copy of the Credit Agreement and each of the Related Writings, together with copies of the financial statements requested by the Additional Bank and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assumption Agreement; (c) agrees that it will, independently and without reliance upon any Agent or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank; (e) confirms that it is able to fund the Revolving Loans and any drawings under the letters of credit as required by the terms of the Credit Agreement; (f) if the Additional Bank is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal

Revenue Service of the United States certifying as to the Additional Bank’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Additional Bank under the Credit Agreement and the Revolving Loan Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty; and (g) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Credit Agreement and Related Writings will not be “plan assets” under ERISA.
     5. The Administrative Agent (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any Related Writing, or any other instrument or document furnished pursuant thereto; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition or the creditworthiness of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.
     6. The Borrower hereby represents and warrants to the Agent and the Additional Bank that: (a) the Borrower has full power, authority and legal right to execute and deliver this Assumption Agreement and the Revolving Loan Note to be made payable and delivered to the Additional Bank, and the officers acting on behalf of the Borrower have been duly authorized to execute and deliver this Assumption Agreement and such Revolving Loan Note; (b) this Assumption Agreement, the Credit Agreement and such Revolving Loan Note are each valid and binding upon the Borrower and enforceable against the Borrower in accordance with their respective terms; (c) each of the representations and warranties set forth in Article IX of the Credit Agreement and in the Related Writings are true and complete in all material respects as of the Assumption Effective Date, except to the extent that any thereof expressly relate to an earlier date; and (d) no Possible Default or Event of Default exists as of the Assumption Effective Date or will exist after giving effect to this Assumption Agreement.
     7. Anything herein to the contrary notwithstanding, each of the Borrower and the Guarantor shall remain bound by the terms and conditions of the Credit Agreement, the Guaranty and each other Related Writing to which it is a party regardless of the assumption by the Additional Bank hereunder or the enforceability thereof or of the Credit Agreement, the Guaranty or any other Related Writing. All provisions of the Credit Agreement and the Related Writings shall remain in full force and effect and be unaffected hereby. This Assumption Agreement is a Related Writing as defined in the Credit Agreement.
     8. The Borrower agrees to indemnify and hold harmless the Agent against any and all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Agent in connection with or arising in any manner from this assumption.

     9. After the Assumption Effective Date, the Additional Bank shall have the right pursuant to Section 13.08 of the Credit Agreement to assign the rights which are assumed by the Additional Bank hereunder to any qualified entity as provided in Section 13.08 of the Credit Agreement, provided that any such subsequent assignment does not violate any of the terms and conditions of the Credit Agreement or Related Writings or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Credit Agreement or Related Writings has been obtained.
     10. The Borrower agrees to pay the fees and expenses (including reasonable attorneys’ fees and expenses) incurred by the Agent in connection with the negotiation, preparation and execution of this Assumption Agreement.
     11. This Assumption Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute but one and the same instrument.
     12. This Assumption Agreement together with Schedule 1 attached hereto embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.
     13. This Assumption Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Ohio.
     14. Notices shall be given under this Assumption Agreement in the manner set forth in Section 13.03 of the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the respective address set forth in the Credit Agreement or the attached Schedule 1, if a different address is therein provided.
     15. The Agent hereby appoints, and the Borrower hereby consents to the appointment of, Wachovia Bank, N. A. as a Co-Documentation Agent under the Credit Agreement and the Related Writings, effective as of the Assumption Effective Date. Wachovia Bank, N. A., as a Co-Documentation Agent, shall have no right, power, obligation, liability, responsibility or duty under the Credit Agreement or any Related Writing except those applicable to Banks as such.

     16. THE BORROWER, THE AGENT AND THE ADDITIONAL BANK WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE AGENTS, THE ADDITIONAL BANK AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS ASSUMPTION AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY ANY BANK’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG THE BORROWER, THE ADDITIONAL BANK AND THE BANKS, OR ANY THEREOF.

     IN WITNESS WHEREOF, the parties hereto have executed this Assumption Agreement by their duly authorized officers as of the date first above written.

WACHOVIA BANK, N. A.

By:	/s/ LEONARD CLARK, JR.

	Name:	Leonard Clark, Jr.
	Title:	Vice President

FOREST CITY RENTAL PROPERTIES CORPORATION

By:	/s/ THOMAS G. SMITH

	Name:	Thomas G. Smith
	Title:	Vice President & Assistant Secretary

KEYBANK NATIONAL ASSOCIATION, as Agent for the Banks

By:	/s/ JOSHUA K. MAYERS

	Name:	Joshua K. Mayers
	Title:	Vice President

[Signature page to the Additional Bank Assumption Agreement]

SCHEDULE 1
to Additional Bank Assumption Agreement
1.	Effective Date of Assumption Agreement: December 20, 2007
2.	Amounts (as of the date of Item 1 above unless indicated otherwise):

A.	Additional Bank’s Commitment	$60,000,000

B.	Additional Bank’s pro rata share of the aggregate outstanding principal amount of Revolving Loans	$0

C.	Aggregate outstanding amount of accrued interest and fees owed to the Additional Bank	$0
4.	Address of Additional Bank: Wachovia Bank, N. A. 1753 Pinnacle Drive, 5th Floor South Tower McLean, Virginia 22102 Attention: Leonard Clark, Jr.

ACKNOWLEDGMENT OF GUARANTOR
     FOREST CITY ENTERPRISES, INC., an Ohio corporation, Guarantor under that certain Amended and Restated Guaranty of Payment of Debt issued on or about June 6, 2007 (the “Guaranty of Payment of Debt”) to and in favor of the Agents and the Banks in respect of, inter alia., the indebtedness of FOREST CITY RENTAL PROPERTIES CORPORATION under the Credit Agreement referenced in the foregoing Additional Bank Assumption Agreement, hereby acknowledges (1) the assumption by the Additional Bank under the foregoing Additional Bank Assumption Agreement of a Revolving Loan Commitment in the principal amount of $60,000,000.00, and (2) the corresponding increase of the Total Revolving Loan Commitments in the same amount, and confirms and agrees that the Guaranty of Payment of Debt is and shall remain in full force and effect with respect to the Credit Agreement as in effect prior to, and from and after, the addition of the Additional Bank thereto pursuant to the foregoing Additional Bank Assumption Agreement.

Dated: December 20, 2007	FOREST CITY ENTERPRISES, INC.

	By:	/s/ THOMAS G. SMITH

		Name:	Thomas G. Smith

		Title:	Chief Financial Officer, Executive Vice President & Secretary